EXHIBIT 4.111
                                                                   -------------
                                                               EXECUTION VERSION


                                 AMENDMENT NO. 7
                           TO NOTE PURCHASE AGREEMENT
                           Dated as of March 24, 2004

          This AMENDMENT NO. 7 TO NOTE PURCHASE AGREEMENT, dated as of March 24, 2004 (this "Amendment") is made among RENTAL CAR FINANCE CORP., an Oklahoma corporation ("RCFC"), DOLLAR THRIFTY AUTOMOTIVE GROUP, INC., a Delaware corporation ("DTAG"), the entities party hereto as Conduit Purchasers (the "Conduit Purchasers"), the entities party hereto as Committed Purchasers (the "Committed Purchasers"), the entities party hereto as Managing Agents (the "Managing Agents"), and DRESDNER KLEINWORT WASSERSTEIN SECURITIES LLC (the "Administrative Agent").

                                    RECITALS:

          A. RCFC, DTAG, the Conduit Purchasers, the Committed Purchasers, the Managing Agents and Bank One, NA, as administrative agent, entered into that certain Note Purchase Agreement, dated as of December 15, 2000, as amended by that certain Amendment No. 1 to Note Purchase Agreement, dated as of April 20, 2001, by that certain Amendment No. 2 to Note Purchase Agreement, dated as of January 31, 2002, by that certain Amendment No. 3 to Note Purchase Agreement, dated as of April 16, 2002, by that certain Addendum to Note Purchase Agreement, dated as of August 15, 2002, by that certain Amendment No. 4 to Note Purchase Agreement, dated as of December 12, 2002; by that certain Amendment No. 5 to Note Purchase Agreement, dated as of March 18, 2003; and by that certain Amendment No. 6 to Note Purchase Agreement, dated as of December 10, 2003 (the "Note Purchase Agreement").

          B. RCFC and the Trustee entered into that certain Series 2000-1 Supplement, dated as of December 14, 2000, as amended by that certain Amendment No. 1 to Series 2000-1 Supplement dated as of April 20, 2001, by that certain Amendment No. 2 to Series 2000-1 Supplement dated as of January 31, 2002, by that certain Amendment No. 3 to Series 2000-1 Supplement dated as of April 16, 2002, by that certain Amendment No. 4 to Series 2000-1 Supplement dated as of August 12, 2002, by that certain Amendment No. 5 to Series 2000-1 Supplement dated as of August 15, 2002, by that certain Amendment No. 6 to Series 2000-1 Supplement dated as of December 12, 2002; by that certain Amendment No. 7 to the Series 2000-1 Supplement dated as of March 18, 2003; and by that certain Amendment No. 8 to the Series 2000-1 Supplement dated as of December 10, 2003 (the "Supplement").

          C. Simultaneously herewith, RCFC and Trustee are entering into that certain Amendment No. 9 to the Supplement (such amendment, together with this Amendment, the "Series 2000-1 Amendments").

          D.   The parties hereto   wish to amend the Note Purchase Agreement as
provided herein.

          NOW, THEREFORE, the parties hereto agree as follows:

     1. Defined Terms. Capitalized terms used in this Amendment not herein defined shall have the meanings contained in the Note Purchase Agreement. For purposes of this Amendment, the following terms shall have the meanings set forth below:

          a. "Amendment Effective Date" means the later of (i) April 1, 2004 and (ii) the date on which all conditions precedent to the effectiveness of this Amendment, as set forth in Section 4 hereof, have been satisfied.

     2. Administrative Agent Succession. From and after April 1, 2004, all references to "The Bank of Nova Scotia", as Administrative Agent, shall be deleted in their entirety and replaced with "Dresdner Kleinwort Wasserstein Securities LLC" and The Bank of Nova Scotia shall be released from all of its obligations as Administrative Agent under the Note Purchase Agreement and shall relinquish all of its rights as Administrative Agent thereunder (other than any obligations arising prior to April 1, 2004). Dresdner Kleinwort Wasserstein Securities LLC is hereby appointed as successor Administrative Agent under the Note Purchase Agreement (effective as of April 1, 2004) and each of the parties hereto hereby grants its approval with respect to such appointment. Dresdner Kleinwort Wasserstein Securities LLC hereby assumes and agrees to perform each and every obligation of the Administrative Agent under the Note Purchase Agreement, whether previously incurred, now existing or to be performed from and after April 1, 2004.

     3. Amendments. Upon the terms and subject to the conditions set forth in this Amendment and in reliance on the representations and warranties of the parties hereto set forth in this Amendment, the parties hereto hereby agree to the following amendments to the Note Purchase Agreement:

          a.   The following   definitions in Section 1.01 of the  Note Purchase
Agreement are hereby amended in their entirety to read as follows:

          "Administrative   Agent's  Fee  Letter"  means  that  certain   letter
          agreement entered into from time to time between RCFC and the Administrative Agent setting forth the annual administration fee payable by RCFC in connection with this Agreement.

          "Expiration Date" means March 30, 2005, as such date may be extended by agreement in writing of the parties hereto.

          "Fee Letter" means that certain letter agreement entered into from time to time among RCFC, the Administrative Agent, the Managing Agents and the Purchasers, setting forth certain fees payable by RCFC in connection with this Agreement.

          "Ownership   Group"  means  each  of  the  following  groups  of  Note
          Purchasers:

               (i) The Bank of Nova Scotia ("BNS"), Deutsche Bank, AG, acting through its New York Branch ("Deutsche Bank"), Liberty Street Funding Corp., and any other Conduit Purchaser administered by BNS or any of BNS's Affiliates (the "BNS Ownership Group").

               (ii)   Dresdner  Bank  AG  ("Dresdner  AG"),  Beethoven   Funding
          Corporation, and any other Conduit Purchaser administered by Dresdner or any of Dresdner's Affiliates (the "Dresdner Ownership Group").

               (iii) ABN AMRO Bank N.V. ("ABN"), Amsterdam Funding Corporation, and any other Conduit Purchaser administered by ABN or any of ABN's Affiliates (the "ABN Ownership Group").

               (iv)   JPMorgan   Chase  Bank   ("JPMorgan"),  Delaware   Funding
          Company, LLC, and any other Conduit Purchaser administered by JPMorgan or JPMorgan's Affiliates (the "JPMorgan Ownership Group").

               (v) Each Managing Agent and its related Conduit Purchasers and Committed Purchasers as shall become parties to the Series 2000-1 Note Purchase Agreement (each an "Additional Ownership Group").

               By way of example  and for  avoidance  of doubt,  each of the BNS
          Ownership Group, the Dresdner Ownership Group, the ABN Ownership Group, the JPMorgan Ownership Group and any Additional Ownership Group is a separate Ownership Group. An assignee of a Committed Purchaser shall belong, to the extent of such assignment, to the same Ownership Group as the assigning Committed Purchaser. A Committed Purchaser may belong to more than one Ownership Group at a time.

          b. Section 1.01 of the Note Purchase Agreement is hereby amended by adding the following definitions in proper alphabetical order:

          "JPMorgan" has the meaning specified in the definition of Ownership Group.

          "JPMorgan Ownership Group" has the meaning specified in the definition of Ownership Group.

          c. Section 4.01(i) of the Note Purchase Agreement is hereby deleted in its entirety.

          d.   The   Note Purchase Agreement is  hereby  amended  by adding  the following to the end of Section 12:

                    Section 12.19 Excess Funds.  Each Conduit Purchaser shall be required to make payment of the amounts required to be paid pursuant to this Agreement only if such Conduit Purchaser has Excess Funds (as defined below). If such Conduit Purchaser does not have Excess Funds, the excess of the amount due under this Agreement over the amount paid shall not constitute a "claim" (as defined in Section 101(5) of the Federal Bankruptcy Code) against such Conduit Purchaser until such time as such Conduit Purchaser has Excess Funds. If such Conduit Purchaser does not have sufficient Excess Funds to make any payment due under this Agreement, then such Conduit Purchaser may pay a lesser amount and make additional payments that in the aggregate equal the amount of deficiency as soon as possible thereafter; provided, that if such Conduit Purchaser does not have sufficient Excess Funds to fund the full amount of any Advance it has elected to make in accordance with Sections 2.01 and 2.02 of this Agreement, such Conduit Purchaser's related Committed Purchaser(s) shall make such Advance upon the terms and subject to the conditions set forth in this Agreement. The term "Excess Funds" means the excess of (a) the aggregate projected value of such Conduit Purchaser's assets and other property (including cash and cash equivalents), over (b) the sum of (i) the sum of all scheduled payments of principal, interest and other amounts payable on publicly or privately placed indebtedness of such Conduit Purchaser for borrowed money, plus (ii) the sum of all other liabilities, indebtedness and other obligations of such Conduit Purchaser for borrowed money or owed to any credit or liquidity provider, together with all unpaid interest then accrued thereon, plus (iii) all taxes payable by such Conduit Purchaser to the Internal Revenue Service, plus (iv) all other indebtedness, liabilities and obligations of such Conduit Purchaser then due and payable, but the amount of any liability, indebtedness or obligation of such Conduit Purchaser shall not exceed the projected value of the assets to which recourse for such liability, indebtedness or obligation is limited. Excess Funds shall be calculated once each Business Day. Nothing in this Section shall limit the obligations of such Conduit Purchaser's related Committed Purchaser(s) to make Advances under the terms of this Agreement if such Conduit Purchaser does not make such Advances.

          e. Schedule I to the Note Purchase Agreement is hereby deleted in its entirety and replaced with the revised Schedule I attached hereto as Exhibit A.

          f. Schedule II to the Note Purchase Agreement is hereby deleted in its entirety and replaced with the revised Schedule II attached hereto as Exhibit B.

          g. Schedule III to the Note Purchase Agreement is hereby deleted in its entirety and replaced with the revised Schedule III attached hereto as Exhibit C.

     4. Conditions to Effectiveness. The effectiveness of this Amendment is conditioned upon satisfaction of the following conditions precedent:

          a. The Administrative Agent shall have received counterparts of the Series 2000-1 Amendments signed by the parties thereto and the Administrative Agent's Fee Letter signed by RCFC. The Administrative Agent shall have received payment of the fee required to be paid pursuant to the Administrative Agent's Fee Letter.

          b. Each of the representations and warranties in the Amended Series Documents (hereinafter defined) and in Sections 4 and 5 below shall be true and correct in all material respects.

          c. The Administrative Agent and the Managing Agents shall have received copies of (i) the Certificate of Incorporation and the By-Laws of RCFC and DTAG, (ii) the board of directors resolutions of RCFC and DTAG with respect to the transactions contemplated by the Series 2000-1 Amendments, and (iii) incumbency certificate of RCFC and DTAG, each certified by appropriate corporate authorities.

          d. Counsel to RCFC and DTAG shall have delivered to the Managing Agents favorable opinions, dated the Amendment Effective Date and reasonably satisfactory in form and substance to the Managing Agents and their counsel, covering due authorization and such other matters as any Managing Agent shall reasonably request.

          e. Special New York counsel to RCFC and DTAG shall have delivered favorable opinions, dated the Amendment Effective Date and reasonably satisfactory in form and substance to the Managing Agents and their counsel, covering enforceability and such other matters as any Managing Agent shall reasonably request.

          f. The Administrative Agent and the Managing Agents shall have received counterparts of the Fee Letter signed by the parties thereto and each Managing Agent shall have received payment of the fees required to be paid pursuant to the Fee Letter.

          g. All Governmental Actions of all Governmental Authorities required with respect to the transactions contemplated by the Series 2000-1 Amendments shall have been obtained or made.

          h. No Amortization Event, Liquidation Event of Default or Limited Liquidation Event of Default or event which, with the giving of notice or the passage of time or both would constitute any of the foregoing, shall have occurred or be continuing.

          i. The Administrative Agent and Managing Agents shall have received such other documents, instruments, certificates, opinions and approvals as they may reasonably request.

     5. Representations and Warranties of RCFC. RCFC hereby makes the following representations and warranties to the Purchasers, the Managing Agents and the Administrative Agent, as of the date hereof and as of the Amendment Effective Date, and the Purchasers, the Managing Agents and the Administrative Agent shall be deemed to have relied on such representations and warranties in entering into this Amendment:

          a. The performance of RCFC's obligations under the Series 2000-1 Amendments and the Series Documents, as amended by the Series 2000-1 Amendments (the "Amended Series Documents"), and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien (other than any Lien created by the Amended Series Documents), charge or encumbrance upon any of the property or assets of RCFC pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which it is bound or to which any of its property or assets is subject, nor will such action result in any violation of the provisions of its Certificate of Incorporation or By-laws or any Governmental Rule applicable to RCFC.

          b. No Governmental Action which has not been obtained is required by or with respect to RCFC in connection with the execution and delivery of the Series 2000-1 Amendments by RCFC or the consummation by RCFC of the transactions contemplated thereby or by the Amended Series Documents.

          c. Each of the Series 2000-1 Amendments has been duly authorized, executed and delivered by RCFC, and the Series 2000-1 Amendments and the Amended Series Documents are the valid and legally binding obligations of RCFC, enforceable against RCFC in accordance with their respective terms, subject as to enforcement to bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

          d. There is no pending or, to RCFC's knowledge, threatened action, suit or proceeding by or against RCFC before any Governmental Authority or any arbitrator (i) with respect to the Series 2000-1 Amendments or any Amended Series Document or any of the transactions contemplated herein or therein, or
(ii) with respect to RCFC which, in the case of any such action, suit or proceeding with respect to RCFC, if adversely determined, would have a material adverse effect on the ability of RCFC to perform its obligations hereunder or thereunder.

     6. Representations and Warranties of DTAG. DTAG hereby makes the following representations and warranties to the Purchasers, the Managing Agents and the Administrative Agent as of the date hereof and as of the Amendment Effective Date, and the Purchasers, the Managing Agents and the Administrative Agent shall be deemed to have relied on such representations and warranties in entering this Amendment:

          a. The performance of the obligations of DTAG under this Amendment and the Amended Series Documents to which it is a party and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien (other than any Lien created by the Amended Series Documents), charge or encumbrance upon any of the property or assets of DTAG pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which it or any of its Affiliates is bound or to which any of its property or assets is subject, nor will such action result in any violation of the provisions of its Certificate of Incorporation or By-laws or any Governmental Rule applicable to DTAG.

          b. No Governmental Action which has not been obtained is required by or with respect to DTAG in connection with the execution and delivery of this Amendment or the consummation by DTAG of the transactions contemplated hereby or thereby or by the Amended Series Documents to which it is a party.

          c. This Amendment has been duly authorized, executed and delivered by DTAG and this Amendment and the Amended Series Documents to which it is a party are the valid and legally binding obligations of DTAG, enforceable against DTAG in accordance with their respective terms, subject as to enforcement to bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

          d. There is no pending or, to the knowledge of DTAG, threatened action, suit or proceeding by or against DTAG before any Governmental Authority or any arbitrator (i) with respect to this Amendment or any Amended Series Document to which it is a party or any of the transactions contemplated herein or therein, or (ii) with respect to DTAG which, in the case of any such action, suit or proceeding with respect to DTAG, if adversely determined, would have a material adverse effect on the ability of DTAG to perform its obligations hereunder or thereunder.

     7.   Reference to and Effect on Note Purchase Agreement.

          a. Upon and after the effectiveness of this Amendment, each reference in the Note Purchase Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Note Purchase Agreement, and each reference in the Series Documents to "the Note Purchase Agreement", "the Series 2000-1 Note Purchase Agreement", "thereunder", "thereof" or words of like import referring to the Note Purchase Agreement, shall mean and be a reference to the Note Purchase Agreement as modified hereby.

            b. Except as specifically modified above, the Note Purchase Agreement is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. The consents contained herein are limited to the specific facts and circumstances set forth therein and shall not operate as a waiver of, or a consent to any variation from, any other provision of the Note Purchase Agreement or any of the Series Documents.

          c. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Secured Party under any of the Series Documents, nor, except as expressly provided herein, constitute a waiver or amendment of any provision of any of the Series Documents.

     8. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     9. Severability. Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     10. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

                            [Signature Pages Follow]

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first written above.

                                        RENTAL CAR FINANCE CORP., as Seller


                                        By:_____________________________________
                                           Pamela S. Peck
                                           Vice President and Treasurer


                                        DOLLAR THRIFTY AUTOMOTIVE GROUP,
                                          INC., as Master Servicer


                                        By:_____________________________________
                                           Pamela S. Peck
                                           Treasurer

                                        BEETHOVEN FUNDING CORPORATION, as
                                          a Conduit Purchaser


                                        By:_____________________________________
                                           Name:
                                           Title:


                                        DRESDNER BANK AG, as a Committed
                                          Purchaser and as the Managing Agent
                                          for the Dresdner Ownership Group


                                        By:_____________________________________
                                           Name:
                                           Title:


                                        By:_____________________________________
                                           Name:
                                           Title:


                                        DRESDNER KLEINWORT WASSERSTEIN
                                          SECURITIES LLC, as Administrative
                                          Agent


                                        By:_____________________________________
                                           Name:
                                           Title:


                                        By:_____________________________________
                                           Name:
                                           Title:

                                        LIBERTY STREET FUNDING CORP., as a
                                          Conduit Purchaser


                                        By:_____________________________________
                                           Name:
                                           Title:


                                        THE BANK OF NOVA SCOTIA, as a Committed
                                          Purchaser and as the Managing Agent
                                          for the BNS Ownership Group


                                        By:_____________________________________
                                           Name:
                                           Title:


                                        DEUTSCHE BANK, AG, New York Branch, as
                                          a Committed Purchaser


                                        By:_____________________________________
                                           Name:
                                           Title:


                                        By:_____________________________________
                                           Name:
                                           Title:

                                        AMSTERDAM FUNDING CORPORATION, as a
                                          Conduit Purchaser


                                       By:_____________________________________
                                           Name:
                                           Title:


                                        By:_____________________________________
                                           Name:
                                           Title:


                                        ABN AMRO BANK N.V., as a Committed
                                          Purchaser and as the Managing Agent
                                          for the ABN Ownership Group


                                        By:_____________________________________
                                           Name:
                                           Title:


                                        By:_____________________________________
                                           Name:
                                           Title:

                                        DELAWARE FUNDING COMPANY, LLC, as a
                                          Conduit Purchaser
                                        By: JPMorgan Chase Bank, as attorney-
                                            in-fact for Delaware Funding
                                            Company, LLC



                                            ____________________________________
                                            Name:
                                            Title:


                                        JPMORGAN CHASE BANK, as a Committed
                                          Purchaser and as the Managing Agent
                                          for the JPMorgan Ownership Group


                                        By:_____________________________________
                                           Name:
                                           Title:

Consented to as of the date first written above:


DEUTSCHE BANK TRUST COMPANY AMERICAS,
  formerly known as Bankers Trust Company, a New York banking corporation, as Trustee


By:_____________________________________
    Name:
    Title:


CREDIT SUISSE FIRST BOSTON ACTING THROUGH
  ITS NEW YORK BRANCH, as the Series 2000-1
  Letter of Credit Provider


By:_____________________________________
   Name:
   Title:


By:_____________________________________
   Name:
   Title::

                                                                      EXHIBIT A

                                   SCHEDULE I

                              ADDRESSES FOR NOTICE

In the case of RCFC:
-------------------

Rental Car Finance Corp.
5330 East 31st Street
Tulsa, Oklahoma 74135
Attention:  Pamela S. Peck
Facsimile:  (918) 669-2301

In the case of the Master Servicer:
----------------------------------

Dollar Thrifty Automotive Group, Inc.
5330 East 31st Street
Tulsa, Oklahoma 74135
Attention:  Pamela S. Peck
Facsimile:  (918) 669-2301

In the case of the Administrative Agent:
---------------------------------------

Dresdner Kleinwort Wasserstein Securities LLC
1301 Avenue of the Americas
New York, NY  10019
Attention:  Will Aguiar
Facsimile:  (212) 429-4879

In the case of the Conduit Purchasers:
-------------------------------------

Liberty Street Funding Corp.
c/o Global Securitization Services, LLC
114 West 47th Street, Suite 1715
New York, NY  10036
Attention:  Andrew L. Stidd
Facsimile:  (212) 302-8767

With a copy to:

The Bank of Nova Scotia
One Liberty Plaza, 26th Floor
New York, NY  10006
Attention:  Richard Taiano
Facsimile:  (212) 225-5290


                                    Ex. A-1

Beethoven Funding Corporation
c/o Dresdner Bank AG, New York Branch
75 Wall Street
New York, New York  10005-2889
Attention:  Will Aguiar
Facsimile:  (212) 429-4879

With a copy to:

Global Securitization Services, LLC
114 West 47th Street, Suite 1715
New York, New York  10036
Attention:  Andrew L. Stidd
Facsimile:  (212) 302-8767

Amsterdam Funding Corporation
c/o Global Securitization Services, LLC
114 West 47th Street, Suite 1715
New York, New York  10036
Attention:  Andrew L. Stidd
Facsimile:  (212) 302-8767

With a copy to:

ABN AMRO Bank N.V.
135 South LaSalle Street
Chicago, Illinois 60603
Attention:  Joyce Fitzgibbons
Facsimile:  (312) 904-6515

Delaware Funding Company, LLC
4 New York Plaza, 6th Floor
New York, NY  10004
Attn: Conduit Administration
Fax: (212) 623-5980

In the case of the Committed Purchasers and the Managing Agents:
---------------------------------------------------------------

Deutsche Bank, AG, New York Branch
60 Wall Street
New York, NY 10005
Attention:  Fahir Han
Facsimile:  (732) 578-3297


                                    Ex. A-2

The Bank of Nova Scotia
One Liberty Plaza, 26th Floor
New York, New York  10006
Attention:  Norman Last
Facsimile:  (212) 506-6994

With a copy to:

The Bank of Nova Scotia
One Liberty Plaza, 26th Floor
New York, NY  10006
Attention:  Richard Taiano
Facsimile:  (212) 502-6994

Dresdner Bank AG
75 Wall Street
New York, New York  10005-2889
Attention:  Asset Backed Finance
Facsimile:  (212) 429-4780

ABN AMRO Bank N.V.
135 South LaSalle Street
Chicago, Illinois 60603
Attention:  Joyce Fitzgibbons
Facsimile:  (312) 904-6515

JPMorgan Chase Bank
270 Park Avenue, 10th Floor
New York, NY 10022
Attention:  Asset-Backed Securities
Facsimile:  (212) 834-6562


                                    Ex. A-3

                                                                       EXHIBIT B


                                   SCHEDULE II

                              GROUP FUNDING LIMITS

Ownership Group                             Group Funding Limit
---------------                             -------------------

BNS Ownership Group                         125 million dollars ($125,000,000)

Dresdner Ownership Group                    125 million dollars ($125,000,000)

ABN Ownership Group                         50 million dollars ($50,000,000)

JPMorgan Ownership Group                    50 million dollars ($50,000,000)


                                    Ex. B-1

                                                                       EXHIBIT C

                                  SCHEDULE III

                              PURCHASER PERCENTAGES

Managing Agent   Conduit Purchaser   Committed Purchaser    Purchaser Percentage
--------------   -----------------   -------------------    --------------------

The Bank of      Liberty Street      The Bank of Nova       21.428%
Nova Scotia      Funding Corp        Scotia

                                     Deutsche Bank, AG      14.286%

Dresdner Bank AG Beethoven Funding   Dresdner Bank          35.714%
                 Corporation


ABN AMRO         Amsterdam Funding   ABN AMRO Bank N.V.     14.286%
Bank N.V.        Corporation


JPMorgan Chase   Delaware Funding    JPMorgan Chase Bank    14.286%
Bank             Company, LLC


                                    Ex. C-1